Exhibit 99.1

24819 Player Oaks
San Antonio, TX 78260
June 20, 2016

Bob Watson, President
Board of Directors
Abraxas Petroleum Corporation
18803 Meisner Dr
San Antonio, TX 78258

Bob:

I hereby resign my employment and my officer position with Abraxas Petroleum Corporation ("Abraxas") to be effective as of July 5, 2016.

I have enjoyed my nearly 18 years of employment with Abraxas and appreciate the numerous benefits and opportunities afforded to me and my family during that time. I do not leave employment with Abraxas with any dissatisfaction or disagreement with management or other employees. And, I wish nothing but success for the company and all its employees. I will miss our close personal and professional association.

Sincerely,

Lee T Billingsley